Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL REPORTS FOURTH QUARTER AND FULL-YEAR 2016 FINANCIAL RESULTS

21st Consecutive Year of Record Net Revenues

•Record fourth quarter net revenues of $661.4 million, increased 14% compared with the year-ago quarter.

•Record 2016 net revenues of $2.6 billion, increased 11% compared with 2015.

•Record 2016 net revenues and pre-tax operating income in Global Wealth Management.

•Record 2016 net revenues in Institutional Group.

•2016 net income available to common shareholders of $77.6 million, or $1.00 per diluted common share.

ST. LOUIS, January 31, 2017 – Stifel Financial Corp. (NYSE: SF) today reported net income available to common shareholders of $24.5 million, or $0.31 per diluted common share on record net revenues of $661.4 million for the three months ended December 31, 2016, compared with net income available to common shareholders of $11.2 million, or $0.14 per diluted common share, on net revenues of $581.3 million for the fourth quarter of 2015.

The GAAP results for the three months ended December 31, 2016 were impacted by the following:

•	Anticipated merger-related charges of approximately $14.2 million, primarily for the Barclays Wealth and Investment Management, Americas transaction; and
•	Litigation-related expenses of approximately $20.0 million associated with previously disclosed legal matters; and
•	The previously disclosed settlement with the SEC, which impacted the Company’s provision for income taxes by approximately $8.9 million due to the non-deductibility of the settlement payment.

Taken together, these items reduced net income available to common shareholders by $29.6 million, or $0.37 per diluted common share. Details discussed below and in the “Non-GAAP Financial Measures” section.

For the year ended December 31, 2016, the Company reported net income available to common shareholders of $77.6 million, or $1.00 per diluted common share on record net revenues of $2.6 billion, compared with net income available to common shareholders of $92.3 million, or $1.18 per diluted common share, on net revenues of $2.3 billion in 2015.

	Three Months Ended				Year Ended
Financial Highlights (Unaudited)	U.S. GAAP			NON-GAAP	U.S. GAAP
(in 000s, except per share data)	12/31/16	12/31/15	9/30/16	12/31/2016 (1)	12/31/16	12/31/15

Net revenues	$661,391	$581,286	$641,986	$661,392	$2,575,496	$2,331,594
Compensation ratio	63.6%	68.6%	67.6%	62.3%	67.0%	67.3%
Non-compensation ratio	28.1%	29.5%	28.0%	24.2%	27.5%	26.6%
Pre-tax operating margin	8.3%	1.9%	4.4%	13.5%	5.5%	6.1%
Net income	$26,880	$11,172	$17,814	$56,528	$81,520	$92,336
Preferred dividend	2,343	-	1,563	2,343	3,906	-
Net income available to common shareholders	$24,537	$11,172	$16,251	$54,185	$77,614	$92,336
Earnings per diluted common share	$0.34	$0.14	$0.23	$0.71	$1.05	$1.18
Earnings per diluted common share available to common shareholders	$0.31	$0.14	$0.21	$0.68	$1.00	$1.18
(1)	Reconciliations of the Company’s GAAP results to these non-GAAP measures is discussed below and under “Non-GAAP Financial Measures.”

Chairman’s Comments

“I’m very happy to announce we posted our 21st consecutive year of record net revenues despite what was a challenging operating environment for the vast majority of the year.  The business we’ve built over the past 20 years continues to benefit from the diversity of our revenue streams and is well positioned if the post-election market optimism continues.  Our results underscore this diversity as the investments we made in 2015 helped drive substantial growth in net interest income, asset management & service fees, fixed income brokerage and trading, and advisory revenue.  These more than offset weaker institutional commissions and underwriting revenue,”  stated Ronald J. Kruszewski, Chairman and CEO of Stifel.

Mr. Kruszewski continued, “The improved market environment is a solid backdrop for continued organic revenue growth in 2017 and we will continue look to deploy our excess capital in ways that generate the best returns.  However, as we continue to grow our top line, we will put increased emphasis on improved operating leverage through expense efficiencies.  In 2016, we illustrated our commitment to meeting our expense expectations as our comp. and non-comp. expenses consistently fell within our guidance.  We have instituted a firm-wide cost reduction initiative that I expect will continue to generate positive results that will ultimately result in improved operating margins.  Lastly, I’d note that the vast majority of our non-GAAP deal related charges are behind us and as we have consistently stated over the past year, we expect the difference between GAAP and non-GAAP results in 2017 will be materially less than our 2016 results.”

Fourth Quarter 2016

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions, were $289.7 million, a 1.7% decrease compared with the fourth quarter of 2015 and a 0.5% increase compared with the third quarter of 2016. Brokerage revenues generated by the Sterne Businesses that were sold on July 1, 2016 were $16.5 million during the fourth quarter of 2015.

	Three Months Ended
(in 000s)	12/31/16	12/31/15	% Change	9/30/16	% Change
Global Wealth Management brokerage revenues	$160,017	$166,339	(3.8)	$165,475	(3.3)

Institutional brokerage:
Equity	64,007	54,837	16.7	51,004	25.5
Fixed income	65,712	73,574	(10.7)	71,794	(8.5)
Total institutional brokerage	129,719	128,411	1.0	122,798	5.6
Total brokerage revenues (1)	$289,736	$294,750	(1.7)	$288,273	0.5
(1) Excludes brokerage revenues included in the Other segment.
•

Global wealth management brokerage revenues were $160.0 million, a 3.8% decrease compared with the fourth quarter of 2015 and a 3.3% decrease compared with the third quarter of 2016. Excluding the revenues from the Sterne businesses, global wealth brokerage revenues for the fourth quarter of 2016 increased 5.6% compared to the fourth quarter of 2015.

•	Institutional equity brokerage revenues were $64.0 million, a 16.7% increase compared with the fourth quarter of 2015 and a 25.5% increase compared with the third quarter of 2016.
•	Institutional fixed income brokerage revenues were $65.7 million, a 10.7% decrease compared with the fourth quarter of 2015 and an 8.5% decrease compared with the third quarter of 2016.

Investment Banking Revenues

Investment banking revenues were $134.5 million, a 30.8% increase compared with the fourth quarter of 2015 and a 7.1% decrease compared with the third quarter of 2016.

	Three Months Ended
(in 000s)	12/31/16	12/31/15	% Change	9/30/16	% Change
Investment banking:
Capital raising:
Equity	$48,393	$40,536	19.4	$32,546	48.7
Fixed income	29,811	29,632	0.6	25,931	15.0
Capital raising	78,204	70,168	11.5	58,477	33.7
Advisory fees:	56,248	32,643	72.3	86,322	(34.8)
Total investment banking	$134,452	$102,811	30.8	$144,799	(7.1)
•	Equity capital raising revenues were $48.4 million, a 19.4% increase compared with the fourth quarter of 2015 and a 48.7% increase compared with the third quarter of 2016.
•	Fixed income capital raising revenues were $29.8 million, a 0.6% increase compared with the fourth quarter of 2015 and a 15.0% increase compared with the third quarter of 2016.

•	Advisory fee revenues were $56.2 million, a 72.3% increase compared with the fourth quarter of 2015 and a 34.8% decrease compared with the third quarter of 2016.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $149.5 million, a 15.6% increase compared with the fourth quarter of 2015 and a 3.7% increase compared with the third quarter of 2016. The increase from the comparative period in 2015 is primarily attributable to the growth in the value of fee-based accounts and an increase in the Federal Funds rate.

Net Interest Income

Net interest income was $74.7 million, a 106.7% increase compared with the fourth quarter of 2015 and a 34.6% increase compared with the third quarter of 2016.

•

Interest income was $90.8 million, an 86.8% increase compared with the fourth quarter of 2015 and a 21.3% increase compared with the third quarter of 2016. Interest income was impacted by the continued growth of interest-earning assets.

•

Interest expense was $16.1 million, a 29.1% increase compared with the fourth quarter of 2015 and a 16.8% decrease compared with the third quarter of 2016. Interest expense was impacted by the Company’s July 2016 issuance of $200.0 milllion senior notes, the write-off of debt issuance costs as a result of the redemption of the Company’s $150.0 million 5.375% senior notes in July 2016, and the December 2015 issuance of $300.0 million of 3.50% senior notes.

Compensation and Benefits Expenses

For the quarter ended December 31, 2016, compensation and benefits expenses were $420.6 million, which included $8.3 million of merger-related expenses. This compares with $399.0 million in the fourth quarter of 2015 and $434.2 million in the third quarter of 2016. Excluding merger-related expenses, compensation and benefits as a percentage of net revenues were 62.3% in the fourth quarter of 2016.

GAAP compensation and benefits	$420,644
As a percentage of net revenues	63.6%
Non-GAAP adjustments: (1)
Merger-related	8,270
Non-GAAP compensation and benefits	$412,374
As a percentage of non-GAAP net revenues (2)	62.3%

(1)See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”

(2)There were no non-GAAP adjustments to net revenues during the three months ended December 31, 2016.

Non-Compensation Operating Expenses

For the quarter ended December 31, 2016, non-compensation operating expenses were $185.9 million, which included litigation and merger-related expenses of $26.0 million. This compares with $171.2 million in the fourth quarter of 2015 and $179.8 million in the third quarter of 2016. Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended December 31, 2016 were 24.2%.

GAAP non-compensation expenses	$185,853
As a percentage of net revenues	28.1%
Non-GAAP adjustments: (1)
Litigation and merger-related	25,956
Non-GAAP non-compensation expenses	$159,897
As a percentage of non-GAAP net revenues (2)	24.2%

(1)See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”

(2)There were no non-GAAP adjustments to net revenues during the three months ended December 31, 2016.

Provision for Income Taxes

The GAAP effective income tax rate for the quarter ended December 31, 2016 was 51.0% compared with 36.3% for the third quarter of 2016. The adjusted non-GAAP effective income tax rate for the quarter ended December 31, 2016 was 36.6%.

GAAP provision for income taxes	$28,014
GAAP effective tax rate	51.0%
Non-GAAP adjustments: (1)
Litigation and merger-related	(13,458)
Non-deductible settlement	8,880
(4,578)
Non-GAAP provision for income taxes	$32,592
Non-GAAP effective tax rate	36.6%

(1)See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”

Certain settlements or judgments associated with the Company’s disclosed matters are not deductible for tax purposes to the extent they constitute penalties. The previously disclosed settlement was not deductible and negatively impacted the Company’s provision for income taxes during the fourth quarter of 2016.

Full Year 2016

Brokerage Revenues

Brokerage revenues for the year ended December 31, 2016 were $1.2 billion, a 5.8% increase compared with 2015. Excluding the revenues from the Sterne businesses, brokerage revenues for the year ended December 31, 2016 increased 7.6% compared to 2015.

	Year Ended
(in 000s)	12/31/16	12/31/15	% Change
Global Wealth Management brokerage revenues	$670,635	$652,681	2.8

Institutional brokerage:
Equity	232,292	235,155	(1.2)
Fixed income	302,491	251,019	20.5
Total institutional brokerage	534,783	486,174	10.0
Total brokerage revenues	$1,205,418	$1,138,855	5.8
(1) Excludes brokerage revenues included in the Other segment.
•

Global wealth management brokerage revenues were $670.6 million, a 2.8% increase compared with 2015. Excluding the revenues from the Sterne businesses, global wealth brokerage revenues for the year ended December 31, 2016 increased 5.3% compared to 2015.

•	Institutional equity brokerage revenues were $232.3 million, a 1.2% decrease compared with 2015.
•	Institutional fixed income brokerage revenues were $302.5 million, a 20.5% increase compared with 2015.

Investment Banking Revenues

Investment banking revenues were $513.0 million, a 2.0% increase compared with 2015.

	Year Ended
(in 000s)	12/31/16	12/31/15	% Change
Investment banking:
Capital raising:
Equity	$144,125	$177,486	(18.8)
Fixed income	112,272	130,085	(13.7)
Capital raising	256,397	307,571	(16.6)
Advisory fees:	256,637	195,481	31.3
Total investment banking	$513,034	$503,052	2.0
•	Equity capital raising revenues were $144.1 million, an 18.8% decrease compared with 2015.
•	Fixed income capital raising revenues were $112.3 million, a 13.7% decrease compared with 2015.
•	Advisory fee revenues were $256.6 million, a 31.3% increase compared with 2015.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $582.8 million, an 18.0% increase compared with 2015. The increase from the comparative period in 2015 is primarily attributable to the growth in the value of fee-based accounts and an increase in the Federal Funds rate.

Net Interest Income

Net interest income was $227.5 million, a 70.1% increase compared with 2015.

•	Interest income was $294.3 million, a 64.3% increase compared with 2015. Interest income was impacted by the continued growth of interest-earning assets.
•

Interest expense was $66.9 million, a 47.3% increase compared with 2015. Interest expense was impacted by the Company’s July 2016 issuance of $200.0 milllion senior notes, the write-off of debt issuance costs as a result of the redemption of the Company’s $150.0 million 5.375% senior notes in July 2016, and the December 2015 issuance of $300.0 million of 3.50% senior notes.

Compensation and Benefits Expenses

For the year ended December 31, 2016, compensation and benefits expenses were $1.7 billion compared to $1.6 billion in 2015. Included in compensation and benefits for the year ended December 31, 2016 were non-GAAP adjustments of $97.0 million, which included merger-related expenses of $61.0 million; and  stock-based compensation expense of $36.0 million associated with the Barclays acquisition. In addition to the non-GAAP adjustments, compensation and benefits expenses for the year ended December 31, 2016 included duplicative expenses of $8.5 million associated with the Company’s recent acquisitions. These costs are no longer reported as non-GAAP adjustments.

Non-Compensation Operating Expenses

For the year ended December 31, 2016, non-compensation operating expenses were $706.9 million compared with $621.2 million in 2015. Included in non-compensation operating expenses for the year ended December 31, 2016 were non-GAAP adjustments of $63.0 million, which consisted of merger-related expenses of $31.2 million; and litigation-related expenses of $31.8 million associated with previously disclosed legal matters. In addition to the non-GAAP adjustments, non-compensation operating expenses for the year ended December 31, 2016 included duplicative expenses of $19.5 million. These costs are no longer reported as non-GAAP adjustments.

Provision for Income Taxes

The effective income tax rate for the year ended December 31, 2016 was 42.8% compared with 34.8% in 2015.

Certain settlements or judgments associated with the Company’s disclosed matters may not be deductible for tax purposes to the extent they constitute penalties. The previously disclosed settlement are not deductible and negatively impacted the Company’s provision for income taxes during the year ended December 31, 2016.

Assets and Capital

Assets

•

Assets increased 43.5% to $19.1 billion as of December 31, 2016 from $13.3 billion as of December 31, 2015. The increase is attributable to growth of Stifel Bank, which as of December 31, 2016 has grown its assets to $12.8 billion from $7.2 billion as of December 31, 2015. Stifel Bank has increased its investment portfolio by 78.5% and its loan portfolio by 77.9% since December 31, 2015.

•	Non-performing assets as a percentage of total assets as of December 31, 2016 was 0.21%.

Capital

•	Shareholders’ equity as of December 31, 2016 increased 9.9% to $2.7 billion from $2.5 billion as of December 31, 2015.
•	During the year ended December 31, 2016, the Company repurchased 3.4 million shares of the Company’s common stock at an average price of $33.22 per share.
•	At December 31, 2016, book value per common share was $41.09 based on 66.6 million common shares outstanding. This represents an 10.5% increase from December 31, 2015.
•	At December 31, 2016, the Company’s Tier 1 leverage capital and Tier 1 risk-based capital ratios were 10.2% and 20.3%, respectively, compared to 16.6% and 26.3%, respectively, at December 31, 2015.

Conference Call Information

Stifel Financial Corp. will host its fourth quarter 2016 financial results conference call on Tuesday, January 31, 2017, at 8:30 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #58716957. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s, except per share amounts)	12/31/16	12/31/15	% Change	9/30/16	% Change	12/31/16	12/31/15	% Change
Revenues:
Commissions	$178,683	$187,287	(4.6)	$171,272	4.3	$729,989	$749,536	(2.6)
Principal transactions	111,052	107,464	3.3	117,002	(5.1)	475,428	389,319	22.1
Brokerage revenues	289,735	294,751	(1.7)	288,274	0.5	1,205,417	1,138,855	5.8

Capital raising	78,204	70,168	11.5	58,477	33.7	256,397	307,571	(16.6)
Advisory fees	56,248	32,643	72.3	86,322	(34.8)	256,637	195,481	31.3
Investment banking	134,452	102,811	30.8	144,799	(7.1)	513,034	503,052	2.0
Asset management and service fees	149,484	129,319	15.6	144,206	3.7	582,789	493,761	18.0
Other income	12,994	18,251	(28.8)	9,209	41.1	46,798	62,224	(24.8)
Operating revenues	586,665	545,132	7.6	586,488	0.0	2,348,038	2,197,892	6.8
Interest revenue	90,844	48,639	86.8	74,881	21.3	294,332	179,101	64.3
Total revenues	677,509	593,771	14.1	661,369	2.4	2,642,370	2,376,993	11.2
Interest expense	16,118	12,485	29.1	19,383	(16.8)	66,874	45,399	47.3
Net revenues	661,391	581,286	13.8	641,986	3.0	2,575,496	2,331,594	10.5

Non-interest expenses:
Compensation and benefits	420,644	398,966	5.4	434,236	(3.1)	1,726,016	1,568,862	10.0
Occupancy and equipment rental	52,869	61,667	(14.3)	62,453	(15.3)	231,324	207,465	11.5
Communication and office supplies	34,376	34,652	(0.8)	31,182	10.2	139,644	130,678	6.9
Commissions and floor brokerage	9,662	10,895	(11.3)	10,777	(10.3)	44,315	42,518	4.2
Other operating expenses	88,946	64,024	38.9	75,356	18.0	291,615	240,504	21.3
Total non-interest expenses	606,497	570,204	6.4	614,004	(1.2)	2,432,914	2,190,027	11.1
Income before income taxes	54,894	11,082	395.3	27,982	96.2	142,582	141,567	0.7
Provision for income taxes	28,014	(90)	n/m	10,168	175.5	61,062	49,231	24.0
Net income	26,880	11,172	140.6	17,814	50.9	81,520	92,336	(11.7)
Preferred dividends	2,343	-	n/m	1,563	49.9	3,906	-	n/m
Net income available to common shareholders	$24,537	$11,172	119.6	$16,251	51.0	$77,614	$92,336	(15.9)
Earnings per common share:
Basic	$0.37	$0.16	131.3	$0.24	54.2	$1.16	$1.35	(14.1)
Diluted	$0.31	$0.14	121.4	$0.21	47.6	$1.00	$1.18	(15.3)

Weighted average number of common shares outstanding:
Basic	66,636	68,150	(2.2)	66,482	0.2	66,871	68,543	(2.4)
Diluted	79,539	79,355	0.2	77,544	2.6	77,563	78,554	(1.3)
•

Summary Business Segment Results (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/16	12/31/15	% Change	9/30/16	% Change	12/31/16	12/31/15	% Change
Net revenues:
Global Wealth Management	$407,535	$347,216	17.4	$390,032	4.5	$1,563,410	$1,377,313	13.5
Institutional Group	253,168	246,325	2.8	258,800	(2.2)	1,014,164	975,594	4.0
Other	688	(12,255)	(105.6)	(6,846)	(110.0)	(2,078)	(21,313)	(90.3)
Total net revenues	$661,391	$581,286	13.8	$641,986	3.0	$2,575,496	$2,331,594	10.5

Operating expenses:
Global Wealth Management	$284,683	$255,139	11.6	$280,953	1.3	$1,133,092	$995,187	13.9
Institutional Group	205,653	205,408	0.1	213,877	(3.8)	850,021	834,552	1.9
Other	116,161	109,657	5.9	119,174	(2.5)	449,801	360,288	24.8
Total operating expenses	$606,497	$570,204	6.4	$614,004	(1.2)	$2,432,914	$2,190,027	11.1

Operating contribution:
Global Wealth Management	$122,852	$92,077	33.4	$109,079	12.6	$430,318	$382,126	12.6
Institutional Group	47,515	40,917	16.1	44,923	5.8	164,143	141,042	16.4
Other	(115,473)	(121,912)	(5.3)	(126,020)	(8.4)	(451,879)	(381,601)	18.4
Income before income taxes	$54,894	$11,082	395.3	$27,982	96.2	$142,582	$141,567	0.7

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	52.9	57.1		55.2		55.7	56.7
Institutional Group	57.7	58.1		61.1		60.0	61.1
Non-compensation operating expenses
Global Wealth Management	17.0	16.4		16.9		16.8	15.6
Institutional Group	23.5	25.3		21.5		23.8	24.4
Income before income taxes
Global Wealth Management	30.1	26.5		27.9		27.5	27.7
Institutional Group	18.8	16.6		17.4		16.2	14.5
Consolidated pre-tax margin (1)	8.3	1.9		4.4		5.5	6.1
(1)

Non-GAAP pre-tax margin for the three months ended December 31, 2016 of 13.5% is calculated by adding litgaton and merger-related non-GAAP adjustments of $34.2 million to our GAAP income before income taxes of $54.9 million and dividing it by non-GAAP net revenues for the quarter. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed above and under “Non-GAAP Financial Measures.”

Statistical Information
(in 000s, except per share amounts)	12/31/16	12/31/15		% Change	9/30/16	% Change
Statistical Information:
Book value per share	$41.09	$37.19		10.5	$40.65	1.1
Financial advisors (3)	2,282	2,300	(2)	(0.8)	2,280	0.1
Locations	396	402		(1.5)	396	0.0
Total client assets	$236,942,000	$219,883,000	(2)	7.8	$234,490,000	1.0
Fee-based client assets	$70,195,000	$62,679,000		12.0	$67,927,000	3.3
Client money market and insured product	$19,253,000	$17,981,000		7.1	$18,478,000	4.2
Secured client lending (4)	$2,959,628	$2,781,076		6.4	$2,770,783	6.8

(2)      On July 1, 2016, we sold the independent contractor business acquired with the Sterne Agee transaction in June 2015. As of December 31, 2015, there were 591 independent contractors included in the disposed business unit and $14.2 billion of total client assets. These numbers have been excluded from the above table.

(3)	Includes 123, 128, and 125 independent contractors at December 31, 2016, December 31, 2015, and September 30, 2016, respectively.

(4)      Includes client margin balances held by our broker-dealer subsidiaries and securities-based loans held at Stifel Bank.

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/16	12/31/15	% Change	9/30/16	% Change	12/31/16	12/31/15	% Change
Revenues:
Commissions	$114,824	$128,395	(10.6)	$117,596	(2.4)	$491,214	$504,206	(2.6)
Principal transactions	45,193	37,944	19.1	47,879	(5.6)	179,421	148,475	20.8
Brokerage revenues	160,017	166,339	(3.8)	165,475	(3.3)	670,635	652,681	2.8

Asset management and service fees	149,998	130,382	15.0	143,152	4.8	581,862	492,814	18.1
Net interest	78,748	42,187	86.7	63,981	23.1	248,784	154,389	61.1
Investment banking	12,064	8,313	45.1	12,212	(1.2)	42,187	43,687	(3.4)
Other income	6,708	(5)	n/m	5,212	28.7	19,942	33,742	(40.9)
Net revenues	407,535	347,216	17.4	390,032	4.5	1,563,410	1,377,313	13.5
Non-interest expenses:
Compensation and benefits	215,458	198,137	8.7	215,151	0.1	870,577	781,573	11.4
Non-compensation operating expenses	69,225	57,002	21.4	65,802	5.2	262,515	213,614	22.9
Total non-interest expenses	284,683	255,139	11.6	280,953	1.3	1,133,092	995,187	13.9
Income before income taxes	$122,852	$92,077	33.4	$109,079	12.6	$430,318	$382,126	12.6

As a percentage of net revenues:
Compensation and benefits	52.9	57.1		55.2		55.7	56.7
Non-compensation operating expenses	17.0	16.4		16.9		16.8	15.6
Income before income taxes	30.1	26.5		27.9		27.5	27.7

Stifel Bank & Trust - a component of Global Wealth Management (Unaudited)
Key Statistical Information
	As of and For The Three Months Ended
(in 000s, except percentages)	12/31/16	12/31/15	% Change	9/30/16	% Change
Assets	$12,798,240	$7,157,583	78.8	$11,018,615	16.2
Investment securities	6,209,022	3,479,336	78.5	5,376,550	15.5
Bank loans, net	5,591,190	3,143,515	77.9	4,956,676	12.8
Loans held for sale	228,588	189,921	20.4	217,316	5.2
Deposits	11,527,483	6,638,359	73.6	9,885,441	16.6

Net interest margin	2.24%	2.45%		2.40%
Allowance as a percentage of loans	0.81%	0.95%		0.79%
Non-performing assets as a percentage of total assets	0.21%	0.01%		0.25%

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/16	12/31/15	% Change	9/30/16	% Change	12/31/16	12/31/15	% Change
Revenues:
Commissions	$63,859	$58,891	8.4	$53,676	19.0	$238,775	$241,528	(1.1)
Principal transactions	65,860	69,520	(5.3)	69,122	(4.7)	296,008	244,646	21.0
Brokerage revenues	129,719	128,411	1.0	122,798	5.6	534,783	486,174	10.0
Capital raising	66,949	61,766	8.4	46,265	44.7	214,209	264,858	(19.1)
Advisory fees	55,439	30,810	79.9	86,323	(35.8)	256,638	192,584	33.3
Investment banking	122,388	92,576	32.2	132,588	(7.7)	470,847	457,442	2.9
Other(1)	1,061	25,338	(95.8)	3,414	(68.9)	8,534	31,978	(73.3)
Net revenues	253,168	246,325	2.8	258,800	(2.2)	1,014,164	975,594	4.0
Non-interest expenses:
Compensation and benefits	146,056	143,162	2.0	158,126	(7.6)	608,171	596,561	1.9
Non-compensation operating expenses	59,597	62,246	(4.3)	55,751	6.9	241,850	237,991	1.6
Total non-interest expenses	205,653	205,408	0.1	213,877	(3.8)	850,021	834,552	1.9
Income before income taxes	$47,515	$40,917	16.1	$44,923	5.8	$164,143	$141,042	16.4

As a percentage of net revenues:
Compensation and benefits	57.7	58.1		61.1		60.0	61.1
Non-compensation operating expenses	23.5	25.3		21.5		23.8	24.4
Income before income taxes	18.8	16.6		17.4		16.2	14.5

(1) Includes net interest, asset management and service fees, and other income.

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended December 31, 2016. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three months ended December 31, 2016 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

(in 000s)
GAAP net income	$26,880
Preferred dividend	2,343
Net income available to common shareholders	24,537

Non-GAAP adjustments:
Merger-related (1)	14,226
Litigation-related (2)	20,000
Provision for income taxes (3)	(4,578)
Total non-GAAP adjustments	29,648
Non-GAAP net income available to common shareholders	$54,185

Weighted average diluted shares outstanding	79,539

GAAP earnings per diluted common share	$0.34
Non-GAAP adjustments	0.37
Non-GAAP earnings per diluted common share	$0.71

GAAP earnings per diluted common share available to common shareholders	$0.31
Non-GAAP adjustments	0.37
Non-GAAP earnings per diluted common share available to common shareholders	$0.68

(1)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, lease abandonment, and professional fees. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(2)	Primarily related to costs associated with the Company’s previously disclosed legal matters.
(3)	Includes an $8.9 million impact as a result of the non-deductibility of the previously disclosed settlement payment.

Investor Relations

Joel Jeffrey

(212) 271-3610, investorrelations@stifel.com